Exhibit 24

                       LIMITED POWER OF ATTORNEY

    The undersigned hereby constitutes and appoints each of Bob Lyons, Daniel R. Boncel, Michael DiSanto, Jaime Ney and Jocelyn M. Coney signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

    (1)  execute for and on behalf of the undersigned, in the undersigned's capacity as officer and/or director of Edgio, Inc., a Delaware corporation (the
"Company"), from time to time the following U.S. Securities and Exchange Commission
("SEC") forms: (i) Form ID, including any attached documents (such as Update
Passphrase Authentication), to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR System; (ii)
Form 3, Initial Statement of Beneficial Ownership of Securities, including any attached documents; (iii) Form 4, Statement of Changes in Beneficial Ownership of
Securities, including any attached documents; (iv) Form 5, Annual Statement of
Beneficial Ownership of Securities in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents; (v) Schedules 13D and 13G; and (vi) amendments of each thereof, in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents;

    (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5,
Schedule 13D or 13G, or any amendment(s) thereto and timely file such form(s) with the SEC and any securities exchange, national association or similar authority; and
(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or
Regulation 13D-G of the Securities Exchange Act of 1934, as amended.  The undersigned hereby agrees to indemnify the attorneys-in-fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorneys-in-fact.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
This Power of Attorney supersedes any prior power of attorney in connection with the undersigned's capacity as an officer and/or director of the Company.  This Power of
Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be an employee of, or legal counsel to, the Company.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 15, 2022.

                            /s/ Dianne Ledingham
                    ----------------------------
                                Dianne Ledingham